UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

IVANHOE ELECTRIC INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 E. Rio Salado Parkway, Suite 130, Tempe, AZ	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 656-5821

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2026, the Company held its 2026 Annual Meeting of Stockholders (“2026 Annual Meeting”).  A total of 142,590,791 shares of common stock, representing approximately 90.25% of the shares outstanding and eligible to vote as of the close of business on April 7, 2026 (the “Record Date”) and constituting a quorum, were represented in person or by valid proxies at the 2026 Annual Meeting and the Company’s stockholders approved the following proposals:

•	The election of nine directors to serve until their successors are duly elected and qualified at the next annual meeting of stockholders, subject to their earlier death, resignation or removal;

•	To approve, on an advisory basis, the compensation of the Company’s executive officers; and

•	The ratification of the selection of Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Election of Directors
Robert Friedland	125,673,086	2,617,780	26,226	14,273,699
Taylor Melvin	127,960,176	336,379	20,537	14,273,699
Russell Ball	124,898,265	3,397,893	20,934	14,273,699
Sofia Bianchi	115,242,059	13,056,085	18,948	14,273,699
Hirofumi Katase	127,807,067	488,621	21,404	14,273,699
Patrick Loftus-Hills	127,877,438	418,430	21,224	14,273,699
Victoire de Margerie	128,035,699	253,063	28,330	14,273,699
Priya Patil	102,804,957	25,486,966	25,169	14,273,699
Ronald Vance	127,346,067	950,007	21,018	14,273,699
Advisory Vote on Executive Compensation	126,520,556	1,754,587	41,949	14,273,699
Ratification of Deloitte LLP	142,509,114	56,042	25,635	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: June 4, 2026	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer

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